                                EXHIBIT 10(b)
                                -------------

                          SENIOR ADVISOR AGREEMENT
                          ------------------------

     This Senior Advisor Agreement (the "Agreement"), dated as of July 1, 2002 (the "Effective Date"), is entered into by and among _____________ (the "Executive"), DeVry Inc., a Delaware corporation (the "Company"), and DeVry University, Inc., an Illinois corporation (the "School");

                            W I T N E S S E T H:
                            - - - - - - - - - -

     WHEREAS, the employment of the Executive by the Company and the School is currently subject to an Employment Agreement, dated June 1, 1991 (the "Prior Employment Agreement"); and

     WHEREAS, the Company, the School and the Executive are entering into an Employment Agreement, dated as of July 1, 2002 (the "2002 Employment Agreement"), and the Company and the School wish to obtain the future services of the Executive for the Company and the School after the Executive ceases to be employed during the "Term of Employment" in accordance with the 2002 Employment Agreement; and

     WHEREAS, the Executive has made significant contributions to the success of the Company and the School through his many years of service to each organization, and such service was provided without full adequate compensation; and

     WHEREAS, the Company and the School wish to provide for an orderly transition to successor management; and

     WHEREAS, the Executive is willing, upon the terms and conditions herein set forth and under the 2002 Employment Agreement, to provide services hereunder and thereunder.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                Section 1
                         Performance of Services
                         -----------------------
     1.1 Generally. During the Senior Advisor Period (as defined in subsection 1.5), subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as a senior advisor to and employee of the Company and the School, with such responsibilities and duties and at such times and places, as shall be mutually and reasonably convenient to the parties (taking appropriate consideration of Executive's prior performance of services from locations outside of the Company), it being understood and agreed that the Executive shall not be required to devote in excess of 120 hours per fiscal year of the Company (exclusive of time served as a director) to the performance of such responsibilities and duties hereunder.

     1.2 Location. During the Senior Advisor Period, and consistent with past practices, the Executive shall be provided, at Company expense, with a suitable office at a mutually agreeable location within 20 miles of the Company's headquarters (as of the Effective Date) and with appropriate secretarial support.

     1.3 Responsibilities and Reporting. The Executive's employment shall be subject to the following:

(a)	During the Senior Advisor Period, while the Executive is employed by the Company and the School pursuant to this Agreement, the Executive agrees that he shall perform his duties faithfully and to the best of his ability, subject to the directions of the Board of Directors of the Company (the "Board"), consistent with past practices.

(b)	During the Senior Advisor Period, the Executive's responsibilities and duties shall include focusing on the strategy of and investor relations for the Company and serving as a senior advisor to the Board.

(c)	Nothing contained in this Agreement shall require the Executive to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority.

(d)	The foregoing provisions of this section 1.3 to the contrary notwithstanding, if at any time Executive is not paid or reimbursed the amounts owed to Executive when due, or is not provided with other fringe benefits due him, pursuant to Section 2 of this Agreement, then after ten (10) days notice thereof to the Company in which the Company may cure such deficiency and which deficiency is not so cured, the Executive shall not be required to perform any services for the Company.

        1.4  Disability.
             ----------
(a)	Subject to the terms of this Agreement, the Executive shall not be required to perform services under this Agreement during any period that he is Disabled.

(b)	The Executive shall be considered "Disabled" during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement.

(c)	The Executive shall be considered "Permanently Disabled" if he is then
        Disabled and, for a continuous period of 180 days, the Executive, as a result of a physical or mental disability, has been incapable, after reasonable accommodation, of performing the Executive's responsibilities and duties under this Agreement.

        1.5 Agreement Periods and Senior Advisor Period. This Agreement shall commence and apply to the Executive's employment as of the first day following the termination of the Term of Employment of Executive as determined in accordance with the 2002 Employment Agreement, provided that the Executive shall become employed in accordance with this Agreement only to the extent provided in Section 4 of the 2002 Employment Agreement. The date, if any, on which the Executive becomes employed in accordance with this Agreement, as described in the preceding two sentences, shall be the "Senior Advisor Employment Date" under this Agreement. The "Senior Advisor Period" shall be the period beginning on the Senior Advisor Employment Date and ending on the 15 year anniversary of the Senior Advisor Employment Date. The "Senior Advisor Period" shall consist of the "Initial Senior Advisor Period", which begins on the Senior Advisor Employment Date and ends on the five-year anniversary of the Senior Advisor Employment Date, and the "Final Ten Years" of the Senior Advisor Period, which begins immediately after the end of the Initial Senior Advisor Period, and ends on the fifteen year anniversary of the Senior Advisor Employment Date. If the Executive becomes employed by an entity into which the Company is merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Executive shall not be treated as having terminated employment for purposes of this Agreement until such time as the Executive terminates employment with the successor (including, without limitation, the merged entity or purchaser), provided that the new employer agrees to assume this Agreement and be substituted for the Company under this Agreement.

                                Section 2
                              Compensation
                              ------------

     Subject to the terms of this Agreement, during the Senior Advisor Period, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

(a)     Salary.
        ------
        (i) Initial Senior Advisor Period. The Executive shall receive during the Initial Senior Advisor Period, in substantially equal monthly or more frequent installments, a "Salary" at an annual rate equal to $420,000.

        (ii) Final Ten Years. The Executive shall receive during the Final Ten Years of the Senior Advisor Period, in substantially equal monthly or more frequent installments, a "Salary" at an annual rate of $50,000, increased annually at a rate equal to the budgeted annual average percentage increase for all employees of the Company from the Effective Date to the beginning of the fiscal year for which such Salary is to be paid.

(b) Bonus. The Salary under paragraph (a) above shall be in lieu of any form of annual incentive or performance bonus or other salary payments for the Senior Advisor Period.

(c) Other Fringe Benefits. Except as otherwise specifically provided to the contrary in this Agreement, during the Senior Advisor Period the Executive shall be provided with the health, welfare, and pension (pursuant to the Company's qualified pension plan or plans) benefits consistent with past practice, or as increased from time to time, and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's senior management employees. For purposes of this paragraph (c), the health, welfare and other fringe benefits shall not include deferred compensation (except for deferred compensation provided under deferred compensation plans that are qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code")), shall not include club fees and dues, shall not include financial and tax planning reimbursement, and shall not include any bonuses, stock options, or other incentive compensation. Nothing in this paragraph (c) shall be construed to prevent the Company from revising the welfare benefits or fringe benefits or perquisites generally provided to executives from time to time. The Company shall not be required to provide an automobile to the Executive during the Senior Advisor Period.

(d)	Director's Fees.  The Executive shall receive director's fees for the period he is serving as a member of the Board.

(e)	Life Insurance.  At the request of the Executive, during the Initial
        Senior Advisor Period, the Company shall obtain and maintain term life insurance coverage on the Executive's life providing $1,000,000 in death benefits payable to the beneficiary named by the Executive, and the Company shall pay the premiums with respect to such policy or, at Executive's option the Executive may obtain such coverage in lieu of the Company, and the Company shall reimburse Executive for the premium cost to maintain such coverage; provided, however, that if the cost for term life insurance coverage providing for $1,000,000 in death benefits exceeds $30,000 per year, the Company shall pay (or reimburse Executive for) premiums of $30,000 per year for life insurance coverage providing for a lesser death benefit; and further provided that the Company shall have no obligation to provide life insurance coverage under this paragraph (e) if the Company, after reasonable investigation, is unable to obtain such coverage from a life insurance company or if the Executive fails to submit to a medical examination or provide information reasonably necessary for obtaining and maintaining such insurance. The Executive agrees that, in addition to the foregoing obligation to provide life insurance coverage with the benefits payable to the beneficiary named by the Executive, the Board, in its sole discretion, may direct the Company to obtain life insurance on the life of the Executive in any amount the Board determines to be appropriate, with the benefits payable to the Company or such other beneficiary determined by the Board, and the Executive and his beneficiaries shall have no rights with respect to the coverage or benefits described in this sentence.

(f)	Expenses.  During the Senior Advisor Period and consistent with past practices, the Company shall reimburse Executive for documented travel, entertainment and other expenses reasonably incurred by Executive in connection with the performance of his duties hereunder and in accordance with the past practices of the Company with regard to Executive during the Term of Employment under the Employment Agreement, and the rules, customs and usages of the Company from time to time in effect.

                                Section 3
                               Termination
                               -----------

     The Executive's employment hereunder will terminate upon his death.
The Executive's employment with the Company during the Senior Advisor Period may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in paragraph 3(a) through 3(b):

(a)	The Company may terminate the Executive's employment hereunder at any time during any period in which he is Permanently Disabled. The Company may terminate the Executive's employment hereunder at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) the Executive's conviction of any crime or criminal offense involving any felony, or (ii) the Executive's conviction of fraud or embezzlement. Except as expressly provided in this Section 3(a) the Company shall not terminate the Executive's employment under this Agreement.

(b)	The Executive may terminate his employment hereunder at any time for any reason by giving the Company prior written Notice of Termination (as defined in paragraph (c) below), which Notice of Termination, however, shall be effective no earlier than ninety (90) days following such notice, provided that nothing in this Agreement shall require the Executive to specify a reason for such termination. Failure by the Executive to give a ninety (90) day prior written notice of his termination of employment shall be a material breach of this section 3(b) for purposes of section 4.1(f).

(c)	Any permitted termination of the Executive's employment by the Company or the Executive (other than a termination pursuant to Executive's death) must be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which indicates the date of termination of employment (not earlier than the date on which the notice is provided, or if termination of employment occurs under
        Section 3(b) not earlier than ninety (90) days after the date on which the notice is provided). For purposes of this Agreement, the "Date of Termination" means the last day the Executive is employed by the Company, subject to such notice. If the Executive becomes employed by an entity into which the Company is merged, or the purchaser of substantially all of the assets of the Company, or a successor to such entity or purchaser, the Executive shall not be treated as having terminated employment for purposes of this Agreement until such time as the Executive terminates employment with the successor (including, without limitation, the merged entity or purchaser), provided that the new employer agrees to assume this Agreement and be substituted for the Company under this Agreement.

                                Section 4
                     Rights and Duties on Termination
                     --------------------------------

     The Executive's right to payment and benefits under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this section 4.

        4.1 General. If the Executive's Date of Termination occurs during the Senior Advisor Period for any reason except Cause, the Company shall pay to the Executive:

(a)	If the Date of Termination occurs during the Initial Senior Advisor
        Period, the Company shall make payments through the end of the Initial

        Senior Advisor Period at the Salary rate in effect on such Date of Termination in accordance with paragraph 2.1(a)(i), and the Company shall make payments for the Final Ten Years of the Senior Advisor Period at the Salary rate determined in accordance with paragraph 2.1(a)(ii). If the Date of Termination occurs during the Final Ten Years of the Senior Advisor Period, the Company shall make payments for the remainder of the Final Ten Years of the Senior Advisor Period at the Salary rate determined in accordance with paragraph 2.1(a)(ii).

(b) Irrespective of when the Date of Termination occurs, the Executive and any of his dependents shall be eligible for COBRA continuation coverage (as described in section 4980B of the Code) to the extent required by applicable law.

(c)	Subject to the right to receive continuing payments or benefits in accordance with the provisions of sections 4.1 and 4.2, or as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the Executive's Date of Termination.

(d)	In the event payments are made under this section 4.1 due to
        Executive's death, such payments shall be made to the beneficiary determined in accordance with section 6.8.

(e)	In the event the Company alleges a material breach by the Executive of the provisions of any of sections 3(b), 5.1, 5.2, or 5.3, and there is a final and unappealable determination by a court or mutually agreed arbitrator that such material breach occurred, then all benefits and payments pursuant to section 4.1 shall thereupon cease and the Company may seek in addition to obtain appropriate and provable damages and other recoveries and relief from the appropriate court or arbitrator as a result of such material breach (including, without limitation, recovery or cessation of payments or benefits under sections 4.1(a) and 4.1(b) of this Agreement), subject to the determination by such court or arbitrator, after taking into account all appropriate precedent, considerations and circumstances; provided, that the Company shall continue to provide payments under section 4.1(a) and benefits pursuant to section 4.1(b) pending such final determination of material breach, recoveries and relief.

        4.2 Continuation of Medical Coverage. Anything in section 4.1(e) to the contrary notwithstanding, the Company shall provide the benefits described in this section 4.2 for the period following the Date of Termination (regardless of whether such Date of Termination occurs during the Senior Advisor Period or after the end of the Senior Advisor Period); provided, that the Company shall not be required to provide the benefits under this section 4.2 after the Executive's Date of Termination if such Date of Termination occurs due to a termination by the Company for Cause. The Company shall continue health insurance benefits ("Health Benefits") for the Executive and, if she survives the Executive, the Executive's wife which are concurrently being provided to senior executives then employed by the Company during that period; provided, that the Executive shall not be required to make contributions toward premiums for such coverage that are required of executives of the Company for such coverage from time to time. Such coverage with respect to the Executive shall continue for the remainder of the Executive's life, and such coverage with respect to the Executive's wife shall continue for the remainder of the life of the Executive's wife.

However, during any period after the Executive's Date of Termination during which he is eligible to obtain medical benefit coverage (with respect to the Executive or his wife) from his employer, or other person to whom he provides service, or from Medicare or other similar government sponsored program, he will file such an application, and take such other steps as may be necessary to obtain such coverage (including the payment of premiums), and to the extent permitted by applicable law, coverage obtained in accordance with this sentence shall be primary. For the period beginning on the Date of Termination, to the extent that the value of the Health Benefits provided to the Executive under this section 4.2 are determined to be includible in his income for income tax (and employment tax) purposes, and such benefits would not have been includible in his income for income tax (and employment tax) purposes if he continued in the employ of the Company, the Company will make a Tax Gross-Up Payment (as described below) to the Executive with respect to such coverage. For purposes of this section 4.2, the term "Tax Gross-Up Payment" with respect to any benefit shall mean an amount which shall be equal to the aggregate amount of additional Federal, state and local income and employment taxes payable by the Executive from time to time as a result of the receipt of such benefit and the receipt of such additional payment.

        4.3  Other Severance Benefits.
             ------------------------
(a)	Except as may be otherwise specifically provided in an amendment of this section 4 adopted in accordance with section 6.9, the Executive's rights under this section 4 shall be in lieu of any benefits that may be otherwise payable to or on behalf of the Executive pursuant to the terms of any severance pay arrangement of the Company, the School or any Subsidiary or any other, similar arrangement of the Company, the School or any Subsidiary providing benefits upon involuntary termination of employment.

(b)	For purposes of this Agreement, the term "Subsidiary" shall mean any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent interest in such entity is owned, directly or indirectly, by the Company or the School (or a successor to the Company or the School).

                                Section 5
                                Covenants
                                ---------

        5.1 Confidential Information. The Executive agrees that during the Senior Advisor Period while he is employed by the Company and all times thereafter:

(a)	Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out his duties to the Company, the School and the Subsidiaries, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to take all reasonable steps and actions to keep secret and confidential indefinitely, all Confidential Information, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity. The Executive shall, during the continuance of the Executive's employment, use the Executive's best endeavors to prevent the unauthorized publication or misuse of any Confidential Information.

(b)	To the extent that any court or agency seeks to have the Executive disclose Confidential Information, he shall promptly inform the Company, and he shall take reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company, the School, or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

(c)	Nothing in the foregoing provisions of this section 5.1 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company, the School, or any of the Subsidiaries, knowledge which was acquired by him during the course of his employment with the Company, the School and the Subsidiaries, and which is generally known to persons of his experiene in other companies in the same industry.

(d)	For purposes of this Agreement, the term "Confidential Information"
        shall include all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company, the School and the Subsidiaries which was acquired by or disclosed to the Executive during the course of his employment with the Company under this Agreement. For purposes of this Agreement, the term "Confidential Information" shall also include all non-public information concerning any other company that was shared with the Company or the School or a Subsidiary subject to an agreement to maintain the confidentiality of such information.

(e)	This section 5.1 shall not be construed to unreasonably restrict the
        Executive's ability to disclose Confidential Information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against any claim of breach of this Agreement. If there is a dispute between the Company and the Executive as to whether information may be disclosed in accordance with this paragraph (e), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

        5.2 Non-Disparagement. The Executive agrees that, while he is employed by the Company, and thereafter, he shall not make any false, defamatory or disparaging statements about the Company, the School, any of the Subsidiaries, or the officers or directors of the Company, the School, or the Subsidiaries that are reasonably likely to cause material damage to the Company, the School or any of the Subsidiaries, or the officers or directors of the Company, the School or any of the Subsidiaries. While the Executive is employed by the Company, and after his Date of Termination, the Company agrees, on behalf of itself, the School and the Subsidiaries, that neither the respective officers nor the respective directors of the Company, the School or any of the Subsidiaries shall make any false, defamatory or disparaging statements about the Executive that are reasonably likely to cause material damage to the Executive.

        5.3 Noncompetition. The Executive agrees that (i) during the Senior Advisor Period while he is employed by the Company; and (ii) for a period of 24 months after the termination of Executive's employment under this Agreement for any reason (and which period shall be extended for an additional period equal in duration to the period during which the breach or breaches of the following covenants occurred including the period of any litigation or arbitration regarding such breach (but only if a final nonappealable ruling holds that such a breach occurred)):

(a)	The Executive shall not, without the prior written consent of the Board
        (or duly authorized committee thereof) which consent shall not be unreasonably withheld, be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor (defined below) if: (i) the services are to be provided with respect to any location in which the Company, the School or a Subsidiary had material operations during the 24-month period prior to the Date of Termination, or with respect to any location in which the Company, the School or a Subsidiary had devoted material resources to establishing operations during the 24-month period prior to the Date of Termination; or (ii) the trade secrets, Confidential Information, or proprietary information (including, without limitation, confidential or proprietary methods) of the Company, the School and any of the Subsidiaries to which the Executive had access could reasonably be expected to benefit the Competitor if the Competitor were to obtain access to such secrets or information. For purposes of this paragraph (a), services provided by others shall be deemed to have been provided by the Executive if the Executive had material supervisory responsibilities with respect to the provision of such services. The foregoing provisions of this paragraph (a) to the contrary notwithstanding, the Executive may from time to time serve, without compensation, as a member of the board of directors (and any committee thereof) of one or more not-for-profit institutions that are Competitors.

(b)	The Executive shall not solicit or attempt to solicit any party who is then or, during the 24-month period prior to such solicitation or attempt by the Executive was (or was solicited to become), a customer or supplier of the Company, the School or a subsidiary of the Company, provided that the restriction in this paragraph (b) shall not apply to any activity on behalf of a business that is not a Competitor; and further provided that this paragraph (b) shall not apply to the solicitation of a supplier of the Company, the School or a subsidiary of the Company if such solicitation would not reasonably be expected to result in furthering material competition with the Company, the School or a subsidiary of the Company.

(c)	The Executive shall not solicit, entice, persuade or induce any individual who is employed by the Company, the School or any of the Subsidiaries (or was so employed within 90 days prior to the Executive's action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company, the School or any of the Subsidiaries, and the Executive shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(d)	The Executive shall not directly or indirectly own an equity interest in any Competitor (other than ownership of 1% or less of the outstanding stock of any corporation listed on a national stock exchange or included in the NASDAQ System).

The term "Competitor" means any enterprise (including a person, firm or business, whether or not incorporated, and whether for profit or not for profit) during any period in which a material portion of its business is (and during any period in which it intends to enter into business activities that would be) materially competitive in any way with any business in which the Company, the School or any of the Subsidiaries was engaged during the 24-month period prior to the Executive's Date of Termination (including, without limitation, any business if the Company, the School or any Subsidiary devoted material resources to entering into such business during such 24-month period). Nothing in this subsection 5.3 or subsections 5.1 or 5.2 shall be construed as limiting the Executive's duty of loyalty to the Company, the School and the Subsidiaries or any other duty he may otherwise have to the Company, the School and the Subsidiaries while he is employed by the Company.

        5.4 Assistance with Claims. The Executive agrees that, for the period beginning on the Effective Date, and continuing for a reasonable period after the Executive's Date of Termination, the Executive will assist the Company, the School and the Subsidiaries in the defense of any claims that may be made against any of the Company, the School and the Subsidiaries, and will assist the Company, the School and the Subsidiaries in the prosecution of any claims that may be made by the Company, the School or any of the Subsidiaries, to the extent that such claims may relate to services performed by the Executive for the Company, the School and the Subsidiaries. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company, the School or any subsidiary of the Company. The Company agrees to provide legal counsel to the Executive in connection with such assistance (to the extent legally permitted), and to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses. For periods after the Executive's employment with the Company terminates, the Company agrees to provide reasonable compensation to the Executive for such assistance. The Executive also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company, the School or any of the Subsidiaries (or their actions) that may relate to services performed by the Executive for the Company, the School or any of the Subsidiaries, regardless of whether a lawsuit has then been filed against the Company, the School or any of the Subsidiaries with respect to such investigation.

        5.5 Equitable Remedies. The Executive acknowledges that the Company, the School and the Subsidiaries would, for purposes of establishing the basis of equitable remedies hereunder, be irreparably injured by a violation of subsections 5.1, 5.2, or 5.3, and he agrees that the Company, the School and the Subsidiaries, in addition to any other remedies available to them for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of subsections 5.1, 5.2, or 5.3. The Company acknowledges that the Executive would, for purposes of establishing the basis of equitable remedies hereunder, be irreparably injured by a violation of subsections 5.2, and agrees that the Executive, in addition to any other remedies available to him for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Company, the School and Subsidiaries from any actual or threatened breach of subsections 5.2. If a bond is required to be posted in order for the Company or Executive to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

                                Section 6
                              Miscellaneous
                              -------------

        6.1 Notice. Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and delivered personally, or sent by certified or registered mail, return receipt requested, as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

        If to Executive:
                                ------------------------
                                ------------------------
        With a copy to:
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        If to Company:          DeVry Inc.
                                One Tower Lane
                                Oakbrook Terrace, Illinois  60181-4624

Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued.

        6.2 Company Representations. The Company hereby represents and warrants to Executive that it has the authorization, power and right to deliver, execute and fully perform its obligations under this Agreement in accordance with its terms.

        6.3 Validity. If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

        6.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision hereof is unenforceable because of the power to reduce the scope or duration of such provision, as the case may be and, in its reduced form, such provision shall then be enforceable.

        6.5 Waiver of Breach; Specific Performance. The waiver by the Company or the Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement will be entitled to enforce its rights under this breach of any provision of this Agreement and to exercise all other rights existing in its favor.

        6.6 Indemnity.
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        (a)    Unless Executive's employment under this Agreement is terminated for Cause, the Company shall promptly reimburse Executive for any reasonable legal fees and expenses incurred or sustained by Executive in connection with
(i) enforcing his rights and interests hereunder, or (ii) any dispute with regard to his rights and interests hereunder; provided, however, that to the extent that the court or arbitrator shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust or inappropriate, the Executive shall not be entitled to such recovery and to the extent that such amounts have been recovered by the Executive previously, the Executive shall repay such amounts to the Company.

        (b) Unless Executive's employment under this Agreement is terminated for Cause, and irrespective of when Executive's employment under this Agreement terminates, any payments or benefits to be provided to the Executive by the Company or the School or a Subsidiary pursuant to any employee benefit plans or arrangements established or adopted by the Company or the School or a Subsidiary (including, without limitation except as provided in subsection 6.6(c), any rights to indemnification from the Company or from a third-party insurer for directors and officers liability coverage with respect to any costs, losses, claims, suits, proceedings, damages or liabilities to which the Executive may become subject which arise out of, are based upon or relate to the Executive's employment by the Company or the School or a Subsidiary, the Executive's service as an officer or member of the Board, the Board of Directors of the School, or the Board of Directors of any Subsidiary), shall be paid to Executive to the extent such amounts are due from the Company or the School or Subsidiary in accordance with the terms of such plans or arrangements.

        (c) The Company shall also indemnify Executive, during and after his employment under this Agreement, to the fullest amount provided by the Certificates of Incorporation and Bylaws of the Company and any Director Indemnity Agreements of the Company, and nothing herein will be construed as modifying those separate Agreements.

        6.7 Mitigation and Set-Off. Unless the Executive's employment under this Agreement is terminated for Cause, (a) the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise, and (b) neither the Company, nor the School, nor any Subsidiary shall be entitled to any set-off against the amounts payable by Company, the School or any Subsidiary to Executive any amounts owed to the Company, School or any Subsidiary by the Executive.

        6.8 Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business, and the successor shall be substituted for the Company under this Agreement. The Executive may dispose of his rights under this Agreement by will or limit the power or rights of any executor or any administrator. If any benefits deliverable to the Executive under this Agreement have not been delivered at the time of the Executive's death, such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Executive in a writing filed with the Company in accordance with subsection 6.1 in such form and at such time as the Company shall require. If the Executive fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Executive, any benefits distributable to the Executive shall be distributed to the legal representative of the estate of the Executive. If the Executive designates a beneficiary and the Designated Beneficiary survives the Executive but dies before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary. Except as otherwise provided in the foregoing provisions of this subsection 6.7, neither the Executive nor the Company (or the School) may assign, transfer, pledge, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the prior written consent of the other.

        6.9 Amendment; Entire Agreement. This Agreement may not be changed orally, but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of the agreements, and supersede and replace all prior agreements (including, without limitation, the Prior Employment Agreement), understandings and commitments with respect to such subject matter.

        6.10 Litigation. This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of Illinois, except that no doctrine of choice of law shall be used to apply any law other than that of Illinois, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, be interposed in any action hereon. Executive and the Company agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in the state courts, or in the United States District courts in Chicago, Illinois. Executive and the Company consent to such jurisdiction, agree that venue will be proper in such courts and waive any objections based upon forum non conveniens. The choice of forum set forth in this section 6.10 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the Effective Date.

                                        EXECUTIVE


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                                        Print Name:

                                        DEVRY INC.

                                        By:
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                                        Its:
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                                        DEVRY UNIVERSITY, INC.

                                        By:
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                                        Its:
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